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                     The Penn Insurance and Annuity Company
                   Independence Square, Philadelphia, PA 19172

National Accounts - Broker-Dealers Licensed to Sell Variable Annuities and/or Variable
Life Insurance under Federal Securities and
State Insurance Laws


                         BROKER-DEALER SELLING AGREEMENT


         THE PENN INSURANCE AND ANNUITY COMPANY (hereinafter called "PIA") and Hornor, Townsend & Kent, Inc. (hereinafter called "Distributor) enter into this Agreement with_______________________ (hereinafter called "Broker-Dealer") on this date _________________________, 19____ agree as follows:

                              W I T N E S S E T H:

         WHEREAS, PIA is in the business of issuing annuity and life insurance contracts to the public;

         WHEREAS, Distributor is an affiliate of PIA, is registered as a broker-dealer under the Securities Exchange Act of 1934, is a member of the National Association of Securities Dealers, Inc., and is assisting PIA in the distribution of such contracts;

         WHEREAS, Broker-Dealer is properly licensed to sell variable annuity and variable life insurance contracts under the insurance laws of the state(s) in which Broker-Dealer will act under this Agreement is registered as a Broker-Dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealer, Inc.;

         WHEREAS, PIA and Distributor desire to appoint Broker-Dealer to solicit applications for certain annuity and/or variable life insurance contracts issued by PIA and Broker-Dealer desires to accept such appointment;

         NOW THEREFORE, in consideration of these premises and mutual covenants herein contained, the parties agree as follows:

 1. APPOINTMENT OF BROKER DEALER.

    1.1 Subject to the terms and conditions of this agreement, PIA and Distributor appoint Broker-Dealer as a non-exclusive Broker-Dealer for the solicitation of applications for, and the servicing of, annuity and/or variable life insurance contracts identified in the schedule(s) attached hereto, and Broker-Dealer accepts such appointment The annuity and/or variable life insurance contracts identified in the schedules(s) are referred to herein as "Contracts".

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    1.2 Broker-Dealer and its representatives shall be independent contractors as to PIA and Distributor and, subject to the terms and conditions of this agreement, free to exercise their own judgment as to the time, place and means of performing all acts hereunder. Nothing in this agreement is intended to create a relationship of employer and employee as between PIA or Distributor, on the one hand, and representatives of Broker-Dealer on the other.

 2. SALE OF CONTRACTS.

    2.1 Broker-Dealer shall use its best efforts to solicit applications for Contracts from persons for whom the Contracts are suitable, and to service such Contracts in accordance with the terms and conditions of this agreement.

    2.2 All applications for Contracts shall be made on application forms authorized by PIA. Broker-Dealer shall diligently review all such applications for accuracy and completeness and shall take all reasonable and appropriate measures to assure that applications submitted to PIA are accurate and complete.

    2.3 All payments collected by Broker-Dealer for PIA shall be received in trust and shall be remitted immediately together with all required documentation, to PIA at the address indicated on the application or to such other address as PIA may specify in writing. All checks or money orders for payment under Contracts shall be drawn to the order of PIA.

    2.4 All applications are subject to acceptance or rejection by PIA in its sole discretion. PIA may at any time in its sole discretion discontinue issuing the Contracts or change the form and content of new Contracts to be issued.

    2.5 In soliciting applications for Contracts, Broker-Dealer may not accept risks of any kind for or on behalf of PIA and may not bind PIA by promise or agreement or alter any Contract in any way.

 3. COMPENSATION.

    3.1 In consideration of and as full compensation for the services performed in accordance with this agreement, Broker-Dealer will receive compensation from PIA as set forth in the schedule(s) attached to this agreement.

    3.2 Should PIA for any reason return any payment made under a Contract to the payor, Broker-Dealer shall repay PIA the total amount of any compensation which PIA may have paid with respect to such payment.
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    3.3 Broker-Dealer may not withhold or deduct any part of any premium or other payment due PIA for payment of compensation under this agreement or for any other purpose. The right of Broker-Dealer to receive any compensation under this agreement shall at all times be subordinate to the right of PIA or Distributor to offset or apply such compensation against any indebtedness of Broker-Dealer to PIA or Distributor.

    3.4 PIA may, in its sole discretion, change the amount, terms and conditions, of compensation with respect to payment received by PIA under Contracts.

    3.5 PIA shall not be obligated to pay any compensation which would be in violation of applicable laws of any jurisdiction, anything in this agreement to the contrary notwithstanding.

 4. COMPLIANCE WITH INSURANCE LAWS AND REGULATIONS.

    4.1 Broker-Dealer and its representative shall not solicit applications for Contracts in any state or jurisdiction unless they are duly licensed and qualified to do so under the insurance laws and regulations of the state or jurisdiction and unless PIA has notified Broker-Dealer that the Contracts have been approved for sale in the state or jurisdiction.

    4.2 PIA may, at any time, in its sole discretion, withhold or withdraw authority of any representative of Broker-Dealer to solicit applications for the Contracts. Upon PIA giving written notice to Broker-Dealer of its withdrawal of authority of a representative to solicit applications, Broker-Dealer shall immediately cause any such representative to cease all such solicitations.

    4.3 Broker-Dealer shall notify PIA in writing immediately of the termination of the employment or affiliation of an employee or representative who is an appointed agent of PIA pursuant to this agreement.

    4.4 Broker-Dealer shall keep accurate and complete books and records of all transactions relating to the solicitation of applications and for servicing Contacts. The books and records shall be made available to PIA for inspection upon reasonable request.

    4.5 If Broker-Dealer solicits applications for variable life insurance contracts under this agreement, Broker-Dealer and its representative shall observe the Standards of Suitability for the Sale of Variable Life Insurance set forth on the reverse side of the schedule attached hereto identifying such contracts.

    4.6 Broker-Dealer and its representatives shall comply with all applicable insurance laws and regulations in soliciting applications for the servicing Contracts. Broker-Dealer shall be fully responsible for all acts of its representatives in soliciting applications for and servicing Contracts.
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 5. COMPLIANCE WITH SECURITIES LAWS.

    5.1 Broker-Dealer shall not solicit applications for variable annuity or variable life insurance contracts unless PIA or Distributor has notified Broker-Dealer that a registration statement required under the Securities Act of 1933 is effective as to such contracts and unless Broker-Dealer is duly registered as a broker-dealer under the Securities Exchange Act of 1934, is a member in good standing of the National Association of Securities Dealers, Inc. and is duly licensed under any applicable securities laws of the state or jurisdiction in which Broker-Dealer engages in such activity.

    5.2 PIA or Distributor shall furnish Broker-Dealer with copies of the current prospectuses (and current supplements thereto) required to be used in soliciting application for variable annuity and/or variable life insurance contracts.

    5.3 Broker-Dealer and its representatives shall comply with all applicable securities laws and regulations and with the rules of the National Association of Securities Dealers, Inc. in soliciting applications for and servicing variable annuity and/or variable life insurance contracts. Broker-Dealer shall be fully responsible for all acts of its representatives in soliciting applications for and servicing variable annuity and/or variable life insurance contracts.

 6. ADVERTISEMENTS, SALES LITERATURE AND OTHER COMMUNICATIONS.

    6.1 Broker-Dealer shall not print, publish, distribute or use any advertisements, sales literature or other writing relating to the Contracts unless such advertisements, sales literature or other writing shall have first been approved in writing by PIA and Distributor.

    6.2 Broker-Dealer shall exercise care not to misrepresent the Contracts or PIA and shall make no oral or written representation which is inconsistent with the terms of the Contracts or with the information in any prospectus or sales literature furnished by PIA or it misleading in any way.
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 7. INDEMNIFICATION.

    7.1 Broker-Dealer shall indemnify or hold harmless PIA and Distributor and each director and officer of PIA and Distributor against any losses, claims, damages or liabilities, including but not limited to reasonable attorneys' fees and court cost to which PIA or Distributor and any such director or officer may become subject, under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices, or the failure of Broker-Dealer, its officers, employees or representative to comply with the provisions of this agreement or the willful misfeasance, bad faith, negligence or misconduct of Broker-Dealer, its officers, employees, or representatives in the solicitation of applications for and the servicing of Contracts.

    7.2 PIA and Distributor shall indemnify and hold harmless Broker-Dealer and each officer or director of Broker-Dealer against any losses, claims, damages or liabilities, joint or several, including but not limited to reasonable attorneys, fees and court cost to which Broker-Dealer or such officer or director becomes subject under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading contained in any registration statement or any post-effective amendment or supplement to the prospectus, or in any sales material written by PIA or Distributor.

    7.3 In the event PIA suffers a loss resulting from Broker-Dealer activities, Broker-Dealer hereby assigns any proceeds received under its fidelity bond to PIA to the extent of such losses. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay PIA such amount on demand and Broker-Dealer shall indemnify and hold harmless PIA from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

 8. COMPLAINTS, INVESTIGATIONS & PROCEEDINGS.

    8.1 Broker-Dealer shall promptly notify PIA and Distributor of any allegation that Broker-Dealer or any of its representatives violated any law, regulation or rule in soliciting applications for or servicing Contracts, and shall provide PIA with full details, including copies of all legal documents pertaining thereto.

    8.2 Broker-Dealer shall cooperate fully with PIA and Distributor in any regulatory investigation or proceeding or judicial proceeding involving the solicitation of application for and servicing Contracts by Broker-Dealer or any of its representatives.

 9. NONWAIVER.

    9.1 Forbearance by PIA or Distributor to enforce any rights under this agreement shall not be construed as a waiver of any of the terms and conditions of this agreement and the same shall remain in full force and effect. No waiver of any provision of this agreement shall be deemed to be a waiver of any other provision, whether or not similar, nor shall any waiver of a provision of this agreement be deemed to constitute a continuing waiver.
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10. AMENDMENT.

    10.1 PIA reserves the right to amend this Agreement at any time. Broker-Dealer's submission of an application for a Contract after notice of any such amendment shall constitute agreement of Broker-Dealer to such amendment.

11. TERMINATION AND ASSIGNMENT.

    11.1 This agreement may be terminated by any party, with or without cause, upon giving written notices to the other parties. This agreement shall automatically terminate if Broker-Dealer is adjudicated as bankrupt or avails itself of any insolvency act or if a permanent receiver or trustee in bankruptcy is appointed for the property of Broker-Dealer. Upon termination of this agreement, with or without cause, all authorizations, rights and obligations shall cease, except the rights and obligations set forth in sections 7 and 8 of this agreement and the obligations to settle account hereunder, including the immediate forwarding of all payments received by Broker-Dealer under Contract to PIA, and except as may be expressly stated otherwise in this agreement.

    11.2 This agreement may not be assigned without the written consent of all parties.

12. GOVERNING LAW.

    12.1 This agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their officers designated below on the day and year first written.

                                         ---------------------------------------
                                                Name of Broker-Dealer

                                         By:
                                            ------------------------------------
                                                      Signature

                                         ---------------------------------------
                                                         Name

                                         ---------------------------------------
                                                        Title

                                         THE PENN INSURANCE AND ANNUITY COMPANY

                                         By:
                                            ------------------------------------
                                                      Signature

                                         ---------------------------------------
                                                         Name

                                         ---------------------------------------
                                                        Title


                                         HORNOR, TOWNSEND & KENT, INC.

                                         By:
                                            ------------------------------------
                                                      Signature

                                         ---------------------------------------
                                                         Name

                                         ---------------------------------------
                                                        Title

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                     The Penn Insurance and Annuity Company
                   Independence Square, Philadelphia, PA 19172


                  AMENDMENT TO BROKER-DEALER SELLING AGREEMENT


Individual Variable and Fixed Annuity Contracts - Pennant

Date of Broker-Dealer Selling Agreement to which this Amendment is attached:
__________________________________________


1. SUBSECTION 2.3 OF SECTION 2 OF THE BROKER-DEALER SELLING AGREEMENT IS AMENDED TO PROVIDE AS FOLLOWS:

                  All payments collected by Broker-Dealer shall be received in trust and shall be remitted immediately, together with all required documentation, to PIA at the address stated on the application or to such other address as PIA may specify in writing. All checks and money orders for payments under Contracts shall be drawn to the order of PIA. Notwithstanding the foregoing, in cases where Broker-Dealer deducts compensation from premiums and other payments, as provided for in subsection 3.3 of Section 3 below, checks and money orders may be made payable to Broker-Dealer and the Broker-Dealer may send the remaining balance (after deducting compensation ) to PIA, provided the balance is remitted immediately to PIA.

2. SUBSECTION 3.3 OF SECTION 3 OF THE BROKER-DEALER SELLING AGREEMENT IS AMENDED TO PROVIDE AS FOLLOWS:

                  Except as provided in this subsection, Broker-Dealer may not withhold or deduct any part of any premium or other payment due PIA for payment of compensation under this agreement or for any other purpose. Broker-Dealer may deduct compensation as set forth in Schedule 1 attached to the Agreement and may send the remaining balance to PIA provided that in doing so Broker-Dealer complies fully with Rule l5c3-3(k)(2)(i) under the Securities Exchange Act of 1934, to the extent applicable. The right of Broker-Dealer to receive or retain any compensation under this agreement shall at all times be subordinate to the right of PIA or Distributor to offset or apply such compensation against any indebtedness of Broker-Dealer to PIA or Distributor.



                                         Agreed:


Date:
     -----------------------------       ---------------------------------------
                                                     Broker-Dealer

                                         By:
                                            ------------------------------------
                                                      Signature

                                         ---------------------------------------
                                                         Name

                                         ---------------------------------------
                                                        Title

                                         HORNOR, TOWNSEND & KENT, INC.

                                         By:
                                            ------------------------------------
                                                      Signature

                                         ---------------------------------------
                                                         Name

                                         ---------------------------------------
                                                        Title
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                                         THE PENN INSURANCE AND ANNUITY COMPANY

                                         By:
                                            ------------------------------------
                                                      Signature

                                         ---------------------------------------
                                                         Name

                                         ---------------------------------------
                                                        Title